EXHIBIT 5.1

Fort Lauderdale
Jacksonville
Los Angeles
Madison
Miami
New York
Orlando
Tallahassee
Tampa
Tysons Corner
Washington, DC
West Palm Beach
One Southeast Third Avenue
25th Floor
Miami, Florida 33131-1714

www.akerman.com

305 374 5600 tel     305 374 5095 fax

July 23, 2007
BabyUniverse, Inc.
150 South U.S. Highway One
Suite 500
Jupiter, Florida 33477

Re:	BabyUniverse, Inc. Form S-4 Registration Statement
Ladies and Gentlemen:
     We have acted as Florida local counsel to BabyUniverse, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”), Amendment No. 1 to which was filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to an Agreement and Plan of Merger, dated as of March 13, 2007 (the “Merger Agreement”) by and among the Company, Baby Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, and eToys Direct, Inc., a Delaware corporation.
     This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as to the legality of the Shares.
     In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion, including the Registration Statement and the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. As to the facts material to this opinion, we have relied upon certificates of public officials and certificates and written statements (including the representations made in the Merger Agreement) of officers and representatives of the Company.

EXHIBIT 5.1
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).
     On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:
     (i) assuming the effectiveness of the Registration Statement under the Securities Act at the time of the issuance of the Shares, and (ii) assuming the issuance of the Shares is in accordance with the Merger Agreement, the Shares will, when issued, be validly issued, fully paid and non-assessable.
     The opinions expressed herein are limited to the laws of the State of Florida. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or blue sky laws.
     This opinion has been prepared for your use solely in connection with the Registration Statement. This opinion is based upon the law as in effect and the facts known to us on the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Sincerely,
/s/ AKERMAN SENTERFITT